SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 17, 2003

Commission File Number 1-8858

UNITIL CORPORATION
(Exact name of registrant as specified in its charter)

New Hampshire	02-0381573
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

6 Liberty Lane West,	03842-1720
Hampton, New Hampshire
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

Item 5. Other Events

On April 17, 2003, Unitil Corporation (the “Company”) held its Annual Meeting of Shareholders. At this meeting, shareholders elected Robert G. Schoenberger, Charles H. Tenney III and Dr. Sarah P. Voll to its Board of Directors for three-year terms, and approved the Restricted Stock Plan. The Company has issued a press release regarding these events which is attached hereto as Exhibit 99.

Item 7. Financial Statements and Exhibits

   Financial Statements

      None

   Exhibits

       Exhibit 99: Press release dated April 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2003

UNITIL CORPORATION —————————————— (Registrant)

/s/ Mark H. Collin —————————————— Mark H. Collin Chief Financial Officer